Exhibit 99

NEWS

ANADARKO ANNOUNCES THIRD-QUARTER RESULTS

HOUSTON, Oct. 31, 2011 – Anadarko Petroleum Corporation (NYSE: APC) today announced 2011 third-quarter results, reporting a net loss attributable to common stockholders of $3.051 billion, or $6.12 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items, which include the effects of the recently announced $4.0 billion settlement agreement with BP, decreased net income by approximately $3.374 billion, or $6.78 per share (diluted) on an after-tax basis.(1) Cash flow from operating activities in the third quarter of 2011 was $1.466 billion, and discretionary cash flow totaled $1.879 billion.(2)

THIRD-QUARTER 2011 AND RECENT HIGHLIGHTS

•	Removed the significant uncertainty regarding future liabilities associated with the Deepwater Horizon event
•	Generated $576 million of free cash flow(2)(3)
•	Increased year-over-year sales volumes by 5 percent, with 10-percent liquids growth
•	Expanded deepwater exploration and appraisal drilling success
•	Assembled 300,000-gross-acre position in Ohio’s Utica Shale

   “Our third-quarter operating activities generated very strong free cash flow, reflecting our focus on increasing higher-margin liquids sales volumes,” Anadarko Chairman and CEO Jim Hackett said. “Overall, liquids sales volumes grew by approximately 10 percent compared to the third quarter of last year, with onshore U.S. oil sales volumes increasing by about 30 percent over the same time period. The growth in liquids sales volumes was complemented by strong netback pricing, as about 70 percent of our total liquids sales volumes are based on Brent-equivalent indices, achieving a $10 per-barrel premium over WTI pricing. Moreover, price realizations for our NGL (natural gas liquids) sales volumes were 62 percent of WTI oil pricing, compared to 50 percent in the third quarter of last year.”

OPERATIONS SUMMARY

During the third quarter of 2011, sales volumes totaled 61 million barrels of oil equivalent (BOE). This total represents 660,000 BOE per day, averaging approximately 2.3 billion cubic feet of natural gas, 207,000 barrels of oil, and 74,000 barrels of NGLs, per day.

The company’s U.S. onshore resource and growth plays continued to demonstrate rapid expansion of total production and liquid-volume yields during the quarter. The Wattenberg field delivered record sales that included a 36-percent increase in liquids volumes year over year, largely a result of the company’s expanded horizontal drilling programs. Oil volumes were particularly strong in both the Permian Basin and Eagleford Shale, with each area achieving year-over-year increases of approximately 150 percent. In the Marcellus Shale, gross natural gas sales volumes surpassed 600 million cubic feet per day (MMcf/d) at the end of the quarter, compared to approximately 460 MMcf/d at the end of the second-quarter 2011. The company also continues to expand its midstream infrastructure in these areas to support further growth into the future.

In the Gulf of Mexico, the company continued to advance its Caesar/Tonga mega project, selecting a riser solution that is expected to enable the project to achieve first production by mid-year 2012. Additionally, Anadarko finalized a unitization agreement to develop the Lucius field and, as operator, is on track to sanction the project prior to year-end 2011.

EXPLORATION SUMMARY

During the quarter, Anadarko and its partners in offshore Ghana announced a light oil discovery at the Akasa-1 exploration well, as well as a successful appraisal well at Enyenra-3A, and two successful drillstem tests in the Tweneboa field. The company also announced its first successful appraisal well offshore Mozambique at the Barquentine-2 well.

“We continued to achieve excellent results in our deepwater exploration and appraisal programs in Ghana and Mozambique, with an overall success rate of 75 percent in the third quarter,” said Hackett. “Subsequent to quarter end, we announced the Camarão exploration discovery offshore Mozambique that also included a successful appraisal objective. Based upon the five successful penetrations in the complex to date, the confirmed static pressure connectivity and the numerous cores that have been collected and analyzed, we have a high level of confidence that the complex holds in excess of 10 trillion cubic feet of recoverable natural gas. With an identified recoverable resource base of this scale, validated by multiple penetrations, we expanded our initial LNG (liquefied natural gas) development plans to include a minimum of two 5-million-tonne-per-annum trains. We anticipate this development will expand with additional appraisal and exploration success on our 2.6-million-acre block. We are continuing to work with the government of Mozambique and our partners to safely and efficiently commercialize these world-class natural gas resources.

“Additionally, in the U.S. onshore, we’ve been assembling a position in Ohio’s Utica Shale, and over time, we have acquired interests in approximately 300,000 gross acres in the prospective liquids-rich window at attractive entry costs. We’ve recently spud our first well in the play and look forward to an active drilling program in this emerging area.”

OPERATIONS REPORT

For more details on Anadarko’s operations, please refer to the comprehensive report on third-quarter 2011 activity. The report is available at www.anadarko.com on the Investor Relations page.

FINANCIAL SUMMARY

Anadarko generated discretionary cash flow of $1.879 billion and had capital expenditures of $1.303 billion during the quarter, resulting in free cash flow of approximately $576 million. During the quarter, Anadarko recorded an $18 million gain on sale as a result of contingent consideration related to its 2008 divestiture of the Peregrino heavy oil field offshore Brazil. At strip pricing, Anadarko expects to receive aggregate contingent consideration in excess of $400 million over the next several years associated with this divestiture.

Anadarko ended the quarter with approximately $3.5 billion of cash on hand, and as previously announced, the company will use a portion of this cash, plus a draw on a portion of its $5.0 billion credit facility to satisfy its obligations under the settlement agreement with BP. Anadarko recorded a $4.0 billion expense in the quarter related to the settlement agreement.

On Oct. 17, 2011, Hackett stated, “This settlement agreement with BP is the right action for our stakeholders, as it removes significant uncertainty regarding future liabilities and associated risks. With this issue resolved, we believe focus will return to the tremendous value embedded in our asset base and the company’s operational and exploration success that have been under-valued during the last 18 months.”

CONFERENCE CALL TOMORROW AT 9 A.M. CDT, 10 A.M. EDT

Anadarko will host a conference call on Tuesday, Nov. 1, 2011, at 9 a.m. CDT (10 a.m. EDT) to discuss third-quarter results, current operations and the company’s outlook for the remainder of 2011. The dial-in number is 888.679.8038 in the United States or 617.213.4850 internationally. The confirmation number is 30117577. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will also be available on the Web site for approximately 30 days following the conference call.

FINANCIAL DATA

Eight pages of summary financial data follow, including current hedge positions, financial guidance and supplemental production guidance.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

(3) Free cash flow includes a $321 million current tax benefit associated with the Deepwater Horizon settlement.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2010, the company had approximately 2.42 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to drill, develop and commercially operate the drilling prospects identified in this news release, successfully plan, build and operate an LNG project, draw down on its secured credit facility, successfully defend itself against any remaining claims relating to the Deepwater Horizon event (including, but not limited to, fines, penalties and punitive damages) and BP’s ability to fulfill its indemnification obligation to Anadarko. See “Risk Factors” in the company’s 2010 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Cautionary Note to U.S. Investors: Effective Jan. 1, 2010, the United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. Anadarko uses certain terms in this news release, such as “recoverable natural gas,” “recoverable resource base,” and similar terms that the SEC’s guidelines strictly prohibit Anadarko from including in filings with the SEC. U.S. investors are urged to consider closely the disclosure in Anadarko’s Form 10-K for the year ended Dec. 31, 2010, File No. 001-08968, available from Anadarko at www.anadarko.com or by writing Anadarko at: Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attn: Investor Relations. This form may also be obtained by contacting the SEC at 1-800-SEC-0330.

#            #            #

ANADARKO CONTACTS

MEDIA:

John Christiansen, john.christiansen@anadarko.com, 832.636.8736

Brian Cain, brian.cain@anadarko.com, 832.636.3404

INVESTORS:

John Colglazier, john.colglazier@anadarko.com, 832.636.2306

Clay Gaspar, clay.gaspar@anadarko.com, 832.636.2541

Wayne Rodrigs, wayne.rodrigs@anadarko.com, 832.636.2305

Anadarko Petroleum Corporation

Certain Items Affecting Comparability

	Quarter Ended September 30, 2011
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Deepwater Horizon settlement and related costs	$(4,042)	$(2,617)	$(5.26)
Unrealized gains (losses) on derivatives, net*	(692)	(440)	(0.88)
Gains (losses) on divestitures, net	(243)	(155)	(0.31)
Impairments, including unproved properties	(312)	(177)	(0.36)
Gain associated with 2008 Peregrino divestiture	18	15	0.03
	$(5,271)	$(3,374)	$(6.78)

*

For the quarter ended September 30, 2011, before-tax unrealized gains (losses) on derivatives, net includes $159 million related to commodity derivatives, $(854) million related to other derivatives, and $3 million related to gathering, processing, and marketing sales.

	Quarter Ended September 30, 2010
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net*	$(174)	$(110)	$(0.23)
Gains (losses) on divestitures, net	(3)	(2)	—
Tronox liability reversal	95	61	0.12
Gulf of Mexico accelerated depreciation, depletion, and amortization	(70)	(45)	(0.09)
Interest expense**	(24)	(15)	(0.03)
Impairments, including unproved properties	(54)	(34)	(0.06)
Change in uncertain tax positions (FIN48)	—	(6)	(0.01)
	$(230)	$(151)	$(0.30)

*

For the quarter ended September 30, 2010, before-tax unrealized gains (losses) on derivatives, net includes $43 million related to commodity derivatives, $(221) million related to other derivatives, and $4 million related to gathering, processing, and marketing sales.

**

For the quarter ended September 30, 2010, interest expense includes $17 million of costs associated with the termination of a previously contemplated term-loan facility and $7 million of unamortized debt issuance costs associated with the retirement of the midstream subsidiary note payable to a related party (Midstream Subsidiary Note).

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of cash provided by operating activities (GAAP) to discretionary cash flow from operations and free cash flow (non-GAAP), and net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management uses discretionary cash flow from operations and free cash flow to demonstrate the Company’s ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities. Management uses adjusted net income (loss) to evaluate the Company’s operational trends and performance.

	Quarter Ended September 30,		Nine Months Ended September 30,
millions	2011	2010	2011	2010
Net cash provided by operating activities	$1,466	$1,049	$4,592	$3,932
Add back:
Change in accounts receivable	404	(10)	939	(15)
Change in accounts payable and accrued expenses	13	64	(215)	293
Change in other items—net	(4)	173	88	(126)
Discretionary cash flow from operations	$1,879	$1,276	$5,404	$4,084

Anadarko Petroleum Corporation

Reconciliation of GAAP to Non-GAAP Measures

	Quarter Ended September 30,		Nine Months Ended September 30,
millions	2011	2010	2011	2010
Discretionary cash flow from operations	$1,879	$1,276	$5,404	$4,084
Less: Capital expenditures*	1,303	1,286	4,611	3,892
Free cash flow	$576	$(10)	$793	$192

*

Includes Western Gas Partners, LP (WES) capital expenditures of $45 million and $14 million for the three months ended September 30, 2011, and 2010, respectively, and $383 million and $65 million for the nine months ended September 30, 2011, and 2010, respectively.

	Quarter Ended September 30, 2011		Quarter Ended September 30, 2010
	After	Per Share	After	Per Share
millions except per-share amounts	Tax	(diluted)	Tax	(diluted)
Net income (loss) attributable to common stockholders	$(3,051)	$(6.12)	$(26)	$(0.05)
Less: Certain items affecting comparability	(3,374)	(6.78)	(151)	(0.30)
Adjusted net income (loss)	$323	$0.66	$125	$0.25

Presented below is a reconciliation of total debt (GAAP) to net debt (non-GAAP). Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

millions	September 30, 2011
Total debt	$12,949
Less: Cash and cash equivalents	3,487
Net debt	$9,462

Net debt	$9,462
Stockholders’ equity	18,624
Adjusted capitalization	$28,086

Net debt to adjusted capitalization ratio	34%

Anadarko Petroleum Corporation

(Unaudited)

Summary Financial Information	Quarter Ended September 30,		Nine Months Ended September 30,
millions except per-share amounts	2011	2010	2011	2010
Consolidated Statements of Income
Revenues and Other
Natural-gas sales	$840	$809	$2,564	$2,692
Oil and condensate sales	1,905	1,298	5,948	4,138
Natural-gas liquids sales	377	227	1,080	736
Gathering, processing, and marketing sales	262	182	750	643
Gains (losses) on divestitures and other, net	(185)	34	(214)	84
Total	3,199	2,550	10,128	8,293
Costs and Expenses
Oil and gas operating	262	207	730	590
Oil and gas transportation and other*	217	220	633	607
Exploration	307	296	722	649
Gathering, processing, and marketing	214	134	590	466
General and administrative	293	273	806	686
Depreciation, depletion, and amortization	932	962	2,902	2,845
Other taxes	375	240	1,132	809
Impairments	183	20	287	147
Deepwater Horizon settlement and related costs	4,042	2	4,055	2
Total	6,825	2,354	11,857	6,801
Operating Income (Loss)	(3,626)	196	(1,729)	1,492
Other (Income) Expense
Interest expense	206	218	642	642
(Gains) losses on commodity derivatives, net	(230)	(200)	(317)	(1,052)
(Gains) losses on other derivatives, net	854	221	939	656
Other (income) expense, net	40	(129)	(2)	(106)
Total	870	110	1,262	140
Income (Loss) Before Income Taxes	(4,496)	86	(2,991)	1,352
Income Tax Expense (Benefit)	(1,468)	94	(762)	660
Net Income (Loss)	$(3,028)	$(8)	$(2,229)	$692
Net Income Attributable to Noncontrolling Interests	23	18	62	42
Net Income (Loss) Attributable to Common Stockholders	$(3,051)	$(26)	$(2,291)	$650
Per Common Share:
Net income (loss) attributable to common stockholders—basic	$(6.12)	$(0.05)	$(4.60)	$1.30
Net income (loss) attributable to common stockholders—diluted	$(6.12)	$(0.05)	$(4.60)	$1.30
Average Number of Common Shares Outstanding—Basic	498	496	498	495
Average Number of Common Shares Outstanding—Diluted	498	496	498	496

Exploration Expense
Dry hole expense	$17	$105	$75	$147
Impairments of unproved properties	179	124	348	326
Geological and geophysical expense	52	23	152	51
Exploration overhead and other	59	44	147	125
Total	$307	$296	$722	$649

*

For the three and nine months ended September 30, 2010, oil and gas transportation and other expenses includes $15 million and $27 million, respectively, related to force majeure invoked on contracted deepwater drilling rigs in the Gulf of Mexico.

Anadarko Petroleum Corporation

(Unaudited)

Summary Financial Information	Quarter Ended September 30,		Nine Months Ended September 30,
millions	2011	2010	2011	2010
Cash Flows from Operating Activities
Net income (loss)	$(3,028)	$(8)	$(2,229)	$692
Depreciation, depletion, and amortization	932	962	2,902	2,845
Deferred income taxes	(1,453)	(45)	(1,195)	(142)
Dry hole expense and impairments of unproved properties	196	229	423	473
Impairments	183	20	287	147
(Gains) losses on divestitures, net	225	3	243	(12)
Unrealized (gains) losses on derivatives, net	692	174	767	(66)
Deepwater Horizon settlement and related costs	4,042	2	4,055	2
Other	90	(61)	151	145
Discretionary Cash Flow from Operations	1,879	1,276	5,404	4,084
(Increase) decrease in accounts receivable	(404)	10	(939)	15
Increase (decrease) in accounts payable and accrued expenses	(13)	(64)	215	(293)
Other items—net	4	(173)	(88)	126
Net Cash Provided by Operating Activities	$1,466	$1,049	$4,592	$3,932

Capital Expenditures	$1,303	$1,286	$4,611	$3,892

millions			September 30, 2011	December 31, 2010
Condensed Balance Sheets
Cash and cash equivalents			$3,487	$3,680
Other current assets			4,117	2,995
Net properties and equipment			38,116	37,957
Other assets			1,510	1,616
Goodwill and other intangible assets			5,832	5,311
Total Assets			$53,062	$51,559
Current debt			$141	$291
Deepwater Horizon settlement and related costs			4,017	—
Other current liabilities			3,705	3,823
Long-term debt			12,808	12,722
Other long-term liabilities			12,892	13,284
Stockholders’ equity			18,624	20,684
Noncontrolling interests			875	755
Total Liabilities and Equity			$53,062	$51,559
Capitalization
Total debt			$12,949	$13,013
Stockholders’ equity			18,624	20,684
Total			$31,573	$33,697
Capitalization Ratios
Total debt			41%	39%
Stockholders’ equity			59%	61%

Anadarko Petroleum Corporation

(Unaudited)

Sales Volumes and Prices

	Average Daily Volumes			Sales Volumes			Average Sales Price
		Crude Oil &			Crude Oil &			Crude Oil &
	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs
	MMcf/d	MBbls/d	MBbls/d	Bcf	MMBbls	MMBbls	Per Mcf	Per Bbl	Per Bbl
Quarter Ended September 30, 2011
United States	2,271	129	74	209	12	7	$4.02	$94.02	$55.47
Algeria		54			5			108.59
Other International		24			3			112.17

Total	2,271	207	74	209	20	7	$4.02	$99.92	$55.47

Quarter Ended September 30, 2010
United States	2,234	131	65	205	13	6	$3.94	$72.65	$38.11
Algeria		47			4			76.74
Other International		14			1			72.95

Total	2,234	192	65	205	18	6	$3.94	$73.67	$38.11

Nine Months Ended September 30, 2011
United States	2,336	132	74	638	36	20	$4.02	$96.84	$53.48
Algeria		56			15			107.82
Other International		27			8			109.79

Total	2,336	215	74	638	59	20	$4.02	$101.35	$53.48

Nine Months Ended September 30, 2010
United States	2,316	133	65	632	37	18	$4.26	$73.85	$41.23
Algeria		56			15			76.07
Other International		15			4			74.10

Total	2,316	204	65	632	56	18	$4.26	$74.48	$41.23

	Average Daily Volumes MBOE/d	Sales Volumes MMBOE
Quarter Ended September 30, 2011	660	61
Quarter Ended September 30, 2010	629	58

Nine Months Ended September 30, 2011	678	185
Nine Months Ended September 30, 2010	655	179

Sales Revenue and Commodity Derivatives

	Sales			Commodity Derivatives Gain (Loss)
		Crude Oil & Condensate		Natural Gas		Crude Oil & Condensate		NGLs
millions	Natural Gas		NGLs	Realized	Unrealized	Realized	Unrealized	Realized	Unrealized
Quarter Ended September 30, 2011
United States	$840	$1,118	$377	$72	$7	$—	$133	$(1)	$19
Algeria		540				—	—
Other International		247

Total	$840	$1,905	$377	$72	$7	$—	$133	$(1)	$19

Quarter Ended September 30, 2010
United States	$809	$870	$227	$155	$122	$1	$(79)	$—	$—
Algeria		330				1	—
Other International		98

Total	$809	$1,298	$227	$155	$122	$2	$(79)	$—	$—

Nine Months Ended September 30, 2011
United States	$2,564	$3,477	$1,080	$215	$(54)	$(56)	$188	$(1)	$19
Algeria		1,644				(3)	9
Other International		827

Total	$2,564	$5,948	$1,080	$215	$(54)	$(59)	$197	$(1)	$19

Nine Months Ended September 30, 2010
United States	$2,692	$2,677	$736	$337	$522	$(4)	$177	$—	$—
Algeria		1,164				6	14
Other International		297

Total	$2,692	$4,138	$736	$337	$522	$2	$191	$—	$—

Anadarko Petroleum Corporation

Financial and Operating External Guidance

As of October 31, 2011

	4th Qtr			Total Year
	Guidance			Guidance

	Units			Units

Total Sales (MMBOE)	60	-	63	245	-	248

Crude Oil (MBbl/d):	210	-	219	214	-	216

United States	124	-	129	130	-	131
Algeria	57	-	58	56	-	57
Other International	29	-	32	28	-	29

Natural Gas (MMcf/d):

United States	2,250	-	2,350	2,300	-	2,350

Natural Gas Liquids (MBbl/d):

United States	67	-	70	72	-	73

	$ /Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Crude Oil ($/Bbl):	7.00	-	10.00	6.00	-	7.00

United States	(1.00)	-	1.00	0.50	-	1.50
Algeria	18.00	-	21.00	13.00	-	15.00
Other International	15.00	-	19.00	14.00	-	16.00

Natural Gas ($/Mcf):

United States	(0.15)	-	(0.25)	(0.15)	-	(0.20)

Anadarko Petroleum Corporation

Financial and Operating External Guidance

As of October 31, 2011

	4th Qtr			Total Year
	Guidance			Guidance

	$ MM			$ MM
Other Revenues:
Marketing and Gathering Margin	50	-	70	210	-	230
Minerals and Other	25	-	35	130	-	140
Costs and Expenses:

	$ / Boe			$ / Boe
Oil & Gas Direct Operating	4.25	-	4.60	3.95	-	4.20
Oil & Gas Transportation/Other	3.50	-	3.70	3.40	-	3.55
Depreciation, Depletion and Amortization	15.30	-	15.60	15.50	-	15.70
Production Taxes (% of Revenue)	11.5%	-	12.5%	11.5%	-	12.5%

	$ MM			$ MM
General and Administrative	265	-	295	1,070	-	1,100
Exploration Expense
Non-Cash	175	-	275	600	-	700
Cash	100	-	150	400	-	450
Interest Expense (net)	200	-	210	840	-	850
Other (Income) Expense	-	-	20	(5)	-	15

Tax Rate

Algeria (All Current)	55%	-	65%	55%	-	65%
Rest of Company (All Deferred)	30%	-	35%	30%	-	35%

Avg. Shares Outstanding (MM)

Basic	497	-	499	497	-	499
Diluted	499	-	501	499	-	501

	$ MM			$ MM
Capital Investment *

Capital Expenditures	1,825	-	2,125	5,970	-	6,270
Capitalized Interest	40	-	50	140	-	150

* Excludes Western Gas Partners , LP (WES)

Anadarko Petroleum Corporation

Commodity Hedge Positions

As of October 31, 2011

	Volume (thousand MMBtu/d)	Weighted Average Price per MMBtu
		Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2011	480	$5.00	$6.50	$8.29
2013	450	$4.00	$5.00	$6.57

Fixed Price - Financial
2011	90	$6.17
2012	1,000	$4.69

	Volume (MBbls/d)	Weighted Average Price per barrel
		Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
2011	126	$64.29	$79.29	$99.95
2012	2	$35.00	$50.00	$92.50

Anadarko Petroleum Corporation

Natural Gas Basis Hedge Positions

As of October 31, 2011

	Volume (thousand MMBtu/d)	Price per MMBtu
Basis Swaps
2011
Mid Continent	15	$ (0.76)
Rocky Mountains	30	$ (2.22)

	45	$ (1.74)

Interest Rate Derivatives As of October 31, 2011

Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received
Swap	$250 Million	Oct-2012	Oct-2022	4.91%	3MLIBOR
Swap	$750 Million	Oct-2012	Oct-2042	4.80%	3MLIBOR
Swap	$750 Million	June-2014	June-2024	6.00%	3MLIBOR
Swap	$1,100 Million	June-2014	June-2044	5.57%	3MLIBOR